Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements No. 333-105311, 333-26219, and 333-177855 on Form S-8 of Penske Automotive Group, Inc. of our report dated February 24, 2012, with respect to the consolidated balance sheets of UAG UK Holdings Limited and subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of income, stockholder’s equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2011, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2011, which report appears in the Form 8-K of Penske Automotive Group, Inc. dated August 14, 2012. Neither the aforementioned financial statements nor the related financial statement schedule are included or incorporated by reference in such Form 8-K.

/s/ KPMG Audit Plc

Birmingham, United Kingdom

August 14, 2012

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